Exhibit 10.2

Execution Copy

STOCK ISSUANCE AGREEMENT

This STOCK ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of July 31, 2026 by and between Seres Therapeutics, Inc., a Delaware corporation (the “Company”), and BMR-SIDNEY RESEARCH CAMPUS LLC, a Delaware limited liability company (the “Landlord”).

RECITALS

A. WHEREAS, the Company and the Landlord have entered into a Third Amendment to Lease and Termination Agreement, dated on or about the date hereof (the “Lease Termination Agreement”), pursuant to which the Company and the Landlord have agreed to terminate that certain Lease, dated as of November 11, 2015, as amended, by and between the Company and the Landlord;

B. WHEREAS, pursuant to the Lease Termination Agreement, as part of the payment owed by the Company to the Landlord as set forth therein, the Company has agreed to issue to the Landlord the number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), with a value equal to approximately $500,000.00, and the number of such shares to be determined pursuant to Section 2 hereof, which shares shall be freely tradeable upon issuance without restriction; and

C. WHEREAS, the Company has filed the Registration Statement (as defined herein) with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the applicable rules and regulations thereunder.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Actions” has the meaning set forth in Section 3.6.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Execution Date” has the meaning set forth in the Lease Termination Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents (as defined herein), (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents, including the issuance and delivery of the Shares as contemplated hereby, or (iv) the rights and remedies of the Landlord under the Transaction Documents; provided, however, that (A) any change in the Company’s stock price or trading volume shall not, by itself, constitute a Material Adverse Effect, except that the underlying causes of such change may be taken into account in determining whether a Material Adverse Effect has occurred, and (B) any adverse effect resulting solely from the announcement or pendency of the Lease Termination Agreement or this Agreement or the transactions contemplated thereunder or hereunder shall not, by itself, constitute a Material Adverse Effect.

“Material Contract” means the contracts, instruments or other agreements that have been filed as an exhibit to the SEC Documents pursuant to Item 601(b)(10) of Regulation S-K and that are material to the business of the Company as of the date hereof.

“Nasdaq” means The Nasdaq Global Select Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus filed with the Registration Statement as supplemented by the Prospectus Supplement.

“Prospectus Supplement” means the prospectus supplement to the Prospectus complying with Rule 424(b) of the 1933 Act that is filed with the SEC under the Registration Statement setting forth the terms of the issuance of the Shares to the Landlord, the number of shares being issued, the consideration therefor, and such other information as may be required under applicable rules and regulations of the SEC.

“Registration Statement” means the registration statement on Form S-3 (File No. 333-273794), filed by the Company with the SEC, which registration statement is effective as of the date hereof, as amended.

“SEC Documents” has the meaning set forth in Section 3.7.

“Shares” has the meaning set forth in Section 2.

“Share Issuance” has the meaning set forth in Section 2.

“Share Issuance Date” has the meaning set forth in Section 2.

“Transaction Documents” has the meaning set forth in Section 3.2.

2. Issuance of the Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue to the Landlord a number of shares of Common Stock equal to $500,000 divided by the closing price of a share of Common Stock on the Nasdaq on the Execution Date, rounded up to the nearest whole share (the “Shares”), and the Landlord agrees to accept the Shares as payment under the Lease Termination Agreement (the “Share Issuance”), subject to the terms and conditions of this Agreement. The Share Issuance shall occur no later than five business days after the Execution Date (the “Share Issuance Date”). The Shares shall be issued in book entry form and shall be freely tradeable upon issuance without restriction. Prior to the Share Issuance, the Company shall file the Prospectus Supplement with the SEC. The Company shall provide the Landlord with a copy of the Prospectus Supplement for its review and comment not less than two (2) business days prior to the filing thereof with the SEC, shall consider in good faith any comments of the Landlord thereon, and shall not file such Prospectus Supplement with the SEC without the Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

Notwithstanding the foregoing, if the product of (i) the number of Shares issued to the Landlord and (ii) the closing price of the Common Stock on Nasdaq on the date the Shares are actually issued to the Landlord is less than $500,000.00, , then the Company shall pay to the Landlord, in cash, by wire transfer of immediately available funds, an amount equal to the difference between (a) $500,000 and (b) the value of the Shares issued to the Landlord, calculated using the closing price of a share of Common Stock on Nasdaq on the date of actual issuance, such that the aggregate value of the Shares and such cash payment received by the Landlord equals $500,000; provided, however, that the Company shall have no obligation to make such cash payment to the extent such shortfall results from a delay in the issuance of the Shares caused by the Landlord’s failure to provide its consent as set forth in Section 2.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Landlord as of the date hereof and the Share Issuance Date:

3.1. Organization, Good Standing and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement, to issue the Shares and to carry on its business as presently conducted as described in the SEC Documents. The Company is not in violation or default in any material respect of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

3.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of this Agreement, the Lease Termination Agreement, and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), (ii) the authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance and delivery of the Shares in accordance with the terms hereof. Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Landlord, if a party thereto, constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

3.3. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement and the Lease Termination Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all security interests, liens, other encumbrances and restrictions (other than those created by the Landlord). The Shares, when issued and delivered as contemplated hereby, will be issued pursuant to the Registration Statement and in accordance with applicable federal and state securities laws, and will be freely transferable by the Landlord under the 1933 Act. The issuance of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights of any stockholder of the Company or other person. No holder of the Shares will be subject to personal liability solely by reason of being such a holder.

3.4. Consents. The execution, delivery and performance by the Company of this Agreement and the issuance of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of Nasdaq.

3.5. No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by the Company and the issuance of the Shares in accordance with the provisions thereof will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Landlord through the EDGAR system), or (b) assuming the accuracy of the representations and warranties in Section 4, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract except, in the case of clauses (i)(b) and (ii) only, for such conflicts, breaches, violations and defaults as have not and would not reasonably be expected to have a Material Adverse Effect.

3.6. Litigation. Except as set forth in the SEC Documents and as would not reasonably be expected to have a Material Adverse Effect, there is no action, suit, inquiry, notice of violation, proceeding or investigation (collectively, “Actions”) pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary of the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign). None of the Actions set forth in the SEC Documents (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in the SEC Documents and as has not had and would not reasonably be expected to have a Material Adverse Effect, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

3.7. SEC Documents; Financial Statements. Since January 1, 2025, the Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the 1934 Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), each SEC Document complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, complied as to form with the applicable accounting requirements of the 1934 Act and were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

3.8. Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq Stock Market, LLC continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of the delisting of the Common Stock from Nasdaq.

3.9. Registration Statement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the 1933 Act, which became effective on August 15, 2023, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the 1933 Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, has filed the Prospectus with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Share Issuance Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and at the Share Issuance Date, the Prospectus complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the 1933 Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3.

3.10. Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Landlord or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus. The Company understands and confirms that the Landlord will rely on the foregoing representation in effecting transactions in securities of the Company.

4. Representations and Warranties of the Landlord. The Landlord hereby represents and warrants to the Company that:

4.1. Organization and Existence. The Landlord is a validly existing entity organized under the laws of Delaware and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder, and to receive the Shares pursuant to this Agreement.

4.2. Authorization. The Landlord has the requisite power and authority and has taken all requisite action necessary for, and no further action on the part of the Landlord, its officers, managers or members is necessary for, (i) the authorization, execution and delivery of this Agreement and (ii) the authorization of the performance of all obligations of the Landlord hereunder. This Agreement has been duly executed and delivered by the Landlord and, assuming due authorization, execution and delivery by the Company, constitutes valid and binding obligations of the Landlord enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

4.3. No Conflicts. The execution, delivery and performance by the Landlord of this Agreement and the consummation by the Landlord of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Landlord or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Landlord is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Landlord, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Landlord to perform its obligations hereunder.

5. Conditions to Share Issuance.

5.1. Conditions to the Landlord’s Obligations. The obligation of the Landlord to accept the Shares at the Share Issuance is subject to the fulfillment to the satisfaction of the Landlord on or prior to the Share Issuance Date of the following conditions, any of which may be waived by the Landlord:

(a) The Company shall have performed in all material respects all obligations and covenants required to be performed by the Company pursuant to the Transaction Documents as of the Share Issuance Date.

(b) The Shares shall have been registered under the Registration Statement.

(c) The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Share Issuance Date.

(d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for issuance of the Shares and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect, including without limitation, notification of listing of additional shares with Nasdaq.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(f) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(g) The Company shall have delivered or caused to be delivered to the Landlord the Prospectus (which may be delivered in accordance with Rule 172 under the 1933 Act).

(h) The Shares shall be issued in book-entry form without any restrictive legend and shall not bear any stop-transfer instructions with the Company’s transfer agent.

(i) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

5.2. Conditions to Obligations of the Company. The Company’s obligation to issue the Shares at the Share Issuance is subject to the fulfillment to the satisfaction of the Company on or prior to the Share Issuance Date of the following conditions, any of which may be waived by the Company:

(a) The Landlord shall have performed in all material respects all obligations and covenants required to be performed by the Landlord pursuant to the Lease Termination Agreement and this Agreement as of the Share Issuance Date.

(b) The representations and warranties made by the Landlord in Section 4 hereof shall be true and correct in all material respects as of the Share Issuance Date.

(c) The Landlord shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the acceptance of the Shares by the Landlord and the consummation of the other transactions contemplated by this Agreement, all of which shall be in full force and effect.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

5.3. Termination of Obligations to Effect Share Issuance; Effects.

(a) The obligations of the Company, on the one hand, and the Landlord, on the other hand, under this Agreement shall terminate as follows:

(i) Upon the mutual written consent of the Company and Landlord;

(ii) Upon termination of the Lease Termination Agreement;

(iii) By the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iv) By the Landlord if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Landlord; or

(v) By the Landlord, if the Share Issuance has not occurred by the Share Issuance Date, unless such delay is caused solely by the Landlord.

provided, however, that, except in the case of clauses (i) and (ii) above, the party seeking to terminate its obligation to effect the Share Issuance shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Share Issuance.

(b) Nothing in this Section 5.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

(c) In the event the Landlord terminates this Agreement pursuant to Section 5.3(a)(iv) or (v), the Company shall pay to the Landlord, in cash, an amount equal to $500,000.00 (representing the value of the Shares that would have been issued) within two (2) business days of such termination, by wire transfer of immediately available funds, in full satisfaction of the equity issuance component of the Total Termination Amount (as defined in the Lease Termination Agreement).

6. Miscellaneous.

6.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Landlord, as applicable; provided, however, that the Landlord may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Landlord. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.4.

If to the Company:

Seres Therapeutics, Inc.

101 Cambridgepark Drive

Cambridge, MA 02140

Attention: Chief Legal Officer

Email: [***]; and

[***]

With a copy (which will not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attention: Peter N. Handrinos; Wesley C. Holmes

If to the Landlord:

BMR-SIDNEY RESEARCH CAMPUS LLC

4570 Executive Drive, Suite 400

San Diego, CA 92121

Attention: Legal Department

Email: [***]

6.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated.

6.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Landlord.

6.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

6.8. Entire Agreement. The Transaction Documents, including the signature pages thereto, together with the exhibits and schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. In the event of any conflict, inconsistency or ambiguity between the terms of the Lease Termination Agreement and this Agreement with respect to the issuance, delivery, registration, sale or transfer of the Shares, or the rights and obligations of the parties relating thereto, the provisions of this Agreement shall govern and control.

6.9. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.10. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to the Commonwealth of Massachusetts’ conflict of laws principles. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 6.11, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6.11. Indemnification. The Company shall indemnify and hold harmless the Landlord and its Affiliates, and their respective members, managers, officers, employees, and agents, from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) arising out of or resulting from (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus Supplement or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any failure of the Shares to be freely tradeable upon issuance as represented herein, or (c) any breach by the Company of its representations, warranties, or covenants under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

SERES THERAPEUTICS, INC.

By:	/s/ Richard Kender
Name: Richard Kender
Title: Executive Chairman and Interim CEO

[Seres Therapeutics, Inc. – Share Issuance Agreement – Signature Page]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC

By:	/s/ Colleen O’Connor
Name: Colleen O’Connor
Title: EVP, East Coast & UK Markets

[Seres Therapeutics, Inc. – Share Issuance Agreement – Signature Page]